Exhibit 23.2

August 6, 2003

United States Securities and
     Exchange Commissioner
Washington, DC 20549

FORM S-3 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust, on Form S-3 dated August 7, 2003, of our Legality and Tax Matters opinion letters dated August 6, 2003. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

PRINGLE & HERIGSTAD, P.C

By /s/ David J. Hogue

David J. Hogue